Exhibit 99.1

IAC and Match Group Announce Extension of Election Deadline for Match Stockholders to Elect Form of Consideration; Technical Change to Treatment of Fractional Shares; Closing of Separation Expected by June 30th
NEW YORK and DALLAS, June 22, 2020—IAC (NASDAQ: IAC) (“IAC”) and Match Group (NASDAQ: MTCH) (“Match”) today announced that they have agreed to modify the treatment of fractional shares in the separation of IAC and Match (the “Separation”) and have extended the deadline (the “Election Deadline”) for stockholders of Match to elect the form of consideration they wish to receive in connection with the Separation until 5:00 p.m., New York City time, on June 25, 2020.
Specifically, IAC and Match announced that all Match stockholders will now receive cash in lieu of fractional shares of post-Separation Match Group (after aggregating all fractional shares that would otherwise be issuable to such holder). The parties executed an amendment to the Transaction Agreement, dated as of December 19, 2019 and as amended (the “Transaction Agreement”), by and among IAC, Match, IAC Holdings, Inc. (“New IAC”), and Valentine Merger Sub LLC to effect this change.
Except for the amendment described above, the terms of the Transaction Agreement are unchanged. The new Election Deadline does not alter the deadline for stockholders of Match or IAC to vote on the proposals to be presented for approval at their respective upcoming stockholder meetings or the measurement period for any calculations in the Transaction Agreement. IAC’s annual meeting of stockholders and Match’s special meeting of stockholders to approve matters relating to the proposed Separation are still scheduled to be held on June 25, 2020. The parties expect to complete the Separation by June 30, subject to the satisfaction or waiver of certain conditions contained in the Transaction Agreement, including the receipt of the requisite approvals from the stockholders of IAC and Match.
Election Procedures
A more detailed description of the consideration to which Match stockholders are entitled and the procedures applicable to elections is contained in the Joint Proxy Statement/Prospectus dated April 30, 2020, copies of which may be obtained for free by following the instructions below.
Match stockholders who have previously made elections and do not wish to change them need not take any action, as any elections made prior to the previously announced election deadline will continue to be valid unless withdrawn. Match stockholders wishing to make an election must deliver a properly completed Election Form (along with all other documents and materials referred to in the Election Form) to Computershare Trust Company, N.A., the exchange agent, no later than the Election Deadline of 5:00 p.m., New York City time, on June 25, 2020. Match stockholders wishing to withdraw or change an election must also do so by the same Election Deadline. Stockholders of Match who hold their shares through a bank, broker or other nominee may be subject to an earlier deadline than the Election Deadline for making their elections, based on the instructions of their brokers, banks or other nominees or trustees, and should carefully read such instructions regarding making an election. Match stockholders are encouraged to consult with their broker, bank or other nominee as soon as possible regarding these instructions.
The Election Form was sent to Match stockholders on or about May 11, 2020. Match stockholders may obtain additional copies of the election materials by contacting MacKenzie Partners, Inc., at 800-322-2885 (Toll-Free), 212-929-5500 or proxy@mackenziepartners.com.
About IAC
IAC (NASDAQ: IAC) builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC over two decades ago have emerged 10 public companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially-disciplined opportunism will never change. IAC today operates Vimeo, Dotdash and Care.com, among many others, and also has majority ownership of both Match Group, which includes Tinder, Match, PlentyOfFish, OkCupid and Hinge, and ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy. The Company is headquartered in New York City and has business operations and satellite offices worldwide.

About Match Group
Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of dating products available globally. Our portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase our users’ likelihood of finding a meaningful connection. Through our portfolio companies and their trusted brands, we provide tailored products to meet the varying preferences of our users. Our products are available in over 40 languages to users all over the world.
No Offer or Solicitation / Additional Information and Where to Find It
This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
This communication is being made in respect of a proposed transaction involving IAC, New IAC and Match. In connection with the proposed transaction, on April 28, 2020, IAC and New IAC filed with the Securities and Exchange Commission (the “SEC”) an amendment to the joint registration statement on Form S-4 filed on February 13, 2020 (the “Form S-4”) that includes a joint proxy statement of IAC and Match. The Form S-4 was declared effective by the SEC on April 30, 2020, and IAC and Match commenced mailing the joint proxy statement/prospectus to stockholders of IAC and stockholders of Match on or about May 4, 2020. Each party will file other documents regarding the proposed transaction with the SEC. IAC, New IAC and Match may file one or more other documents with the SEC. This communication is not a substitute for the joint proxy statement/prospectus or any other document that may be filed with the SEC in connection with the proposed transaction.
INVESTORS AND SECURITY HOLDERS OF IAC AND MATCH ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by IAC (when they become available) may be obtained free of charge on IAC’s website at www.iac.com. Copies of documents filed with the SEC by Match (when they become available) may also be obtained free of charge on Match’s website at www.mtch.com.
Participants in the Solicitation
IAC and Match and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in favor of the proposed transaction under the rules of the SEC. Information about IAC’s directors and executive officers is available in IAC’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by IAC’s Form 10-K/A filed with the SEC on April 29, 2020, and the joint proxy statement/prospectus. Information about Match’s directors and executive officers is available in Match’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Match’s Form 10-K/A filed with the SEC on April 29, 2020. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests are included in the joint proxy statement/prospectus and other relevant documents to be filed with the SEC regarding the transaction when they become available.
Forward-Looking Statements
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to IAC’s and Match’s anticipated financial performance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that IAC and Match intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by IAC’s and Match’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. IAC and Match undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the joint proxy statement/prospectus and other reports that IAC and Match have filed with the SEC; competition; Match’s ability to maintain user rates on its higher-monetizing dating products; the companies’ ability to attract users to their products and services through cost-effective marketing and related efforts; changes in the companies’ relationship with (or policies implemented by) Google; foreign currency exchange rate fluctuations; the companies’ ability to distribute their products through third parties and offset related fees; the integrity and scalability of the companies’ systems and infrastructure (and those of third parties) and the companies’ ability to adapt their systems and infrastructure to changes in a timely and cost-effective manner; the companies’ ability to protect their systems from cyberattacks and to protect personal and confidential user information; risks relating to certain of the companies’ international operations and acquisitions; the impact of the outbreak of the COVID-19 coronavirus, or any subsequent or similar epidemic or pandemic; the risks inherent in separating Match from IAC, including uncertainties related to, among other things, the costs and expected benefits of the proposed transaction, the calculation of, and factors that may impact the calculation of, the exchange ratio at which shares of IAC capital stock will be converted into the right to receive new shares of the post-separation Match Group in connection with the transaction, the expected timing of the transaction or whether it will be completed, whether the conditions to the transaction can be satisfied or any event, change or other circumstance occurs that could give rise to the termination of the Transaction Agreement (including the failure to receive any required approvals from the stockholders of IAC and Match or any required regulatory approvals), any litigation arising out of or relating to the proposed transaction, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of IAC and Match; and other circumstances beyond IAC’s and Match’s control. You should not place undue reliance on these forward-looking statements. For more details on factors that could affect these expectations, please see IAC’s and Match’s filings with the SEC, including the joint proxy statement/prospectus.

Contact Us
IAC Investor Relations
Mark Schneider
(212) 314-7400
Match Group Investor Relations
Lance Barton
(212) 314-7400
IAC Corporate Communications
Valerie Combs
(212) 314-7361
Match Group Corporate Communications
Justine Sacco
(212) 314-7400
SOURCE IAC; Match Group
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